Exhibit 99.2

 Q3 FY20 Results  August 4, 2020  Ward Dickson  Chief Financial Officer  Jeff Chalovich  Chief Commercial Officer and President, Corrugated Packaging  Pat Lindner  Chief Innovation Officer and President, Consumer Packaging  Steve Voorhees  Chief Executive Officer

 Forward Looking Statements:This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to the statements on the slides entitled “Q3 FY20 Corrugated Packaging Results”, “Innovative Packaging Solutions: Delivering for Red Bull and Rauch”, “WestRock Partners with Domino’s to Promote the Recyclability of Pizza Boxes”, “Financial Strength Supported by Strong Cash Flow Generation and Flexible Balance Sheet”, “The Case for WestRock”, “Mill Maintenance Schedule” and “Key Commodity Annual Consumption Volumes” that give guidance or estimates for future periods as well as statements regarding, among other things, (1) that our strategic capital projects at Florence, SC and Tres Barras, Brazil are nearing completion in 2020 and first half of 2021, respectively; (2) statements we make with respect to the potential benefits of our relationship with Red Bull on slide 8; (3) that three billion pizza boxes could be recovered, according to a WestRock commissioned study; (4) that we are committed to returning to our targeted leverage range of 2.25x to 2.50x; (5) that we expect additional debt reduction in Q4 FY20; (6) that the Pandemic Action Plan is expected to provide an additional $1 billion of debt reduction by the end of FY21; (7) the mill maintenance schedule on slide 17; and (8) the key commodity annual consumption volumes on slide 18.Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. WestRock’s businesses are subject to a number of general risks that would affect any such forward-looking statements, including, among others, developments related to the COVID-19 pandemic, including the severity, magnitude and duration of the pandemic, negative global economic conditions arising from the pandemic, impacts of governments' responses to the pandemic on our operations, impacts of the pandemic on commercial activity, our customers and consumer preferences and demand, supply chain disruptions, and disruptions in the credit or financial markets; decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of a natural disaster, such as hurricanes or other unanticipated problems, such as labor difficulties, equipment failure or unscheduled maintenance and repair; risks associated with integrating KapStone’s operations into our operations and our ability to realize anticipated synergies and productivity improvements; risks associated with completing our strategic capital projects on the anticipated timelines and realizing our anticipated EBITDA improvements; benefits that we expect to realize from actions that we are taking and plan to take in response to COVID-19; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Item 1A under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended September 30, 2019 and Form 10-Q for the quarter ended March 31, 2020. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.Non-GAAP Financial Measures:We may from time to time be in possession of certain information regarding WestRock that applicable law would not require us to disclose to the public in the ordinary course of business, but would require us to disclose if we were engaged in the purchase or sale of our securities. This presentation shall not be considered to be part of any solicitation of an offer to buy or sell WestRock securities. This presentation also may not include all of the information regarding WestRock that you may need to make an investment decision regarding WestRock securities. Any investment decision should be made on the basis of the total mix of information regarding WestRock that is publicly available as of the date of the investment decision.We report our financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating our performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies.   Forward Looking Statements; Non-GAAP Financial Measures  2

KEY HIGHLIGHTS

- Focused on meeting the needs of our customers, and supporting the health, safety and well-being of our teammates
- Solid financial results with Q3 FY20 Adjusted EPS of $0.76 per share and Q3 FY20 Adjusted Segment EBITDA of $708 million(1)(2)
- Generated $752 million of Adjusted Operating Cash Flow during Q3 FY20, up slightly year-over-year
- Reduced Net Debt by $455 million(2)
- More than $3.2 billion in available long-term committed liquidity and cash to support our business

EXECUTING WELL WITH STRONG OPERATING PERFORMANCE IN A RAPIDLY CHANGING AND CHALLENGING ECONOMIC ENVIRONMENT

3

1) Non-GAAP Financial Measure. On a GAAP basis, earnings per diluted share were $0.69 in Q3 FY20. See Non-GAAP Financial Measures and Reconciliations in the Appendix.
2) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix.

WestRock

Q3 FY20 WESTROCK RESULTS

$ IN MILLIONS, EXCEPT PER SHARE ITEMS	THIRD QUARTER FY20	THIRD QUARTER FY19	SECOND QUARTER FY20
Net Sales	$4,236	$4,690	$4,447
Adjusted Segment Income[1]	$343	$482	$342
Adjusted Segment EBITDA[1]	$708	$858	$708
% Margin[1]	16.7%	18.3%	15.9%
Adjusted Earnings Per Diluted Share[2]	$0.76	$1.11	$0.67
Adjusted Operating Cash Flow[1]	$752	$749	$177

KEY SEQUENTIAL FACTORS

- Lower volumes across both segments due to COVID-19 impacts
- No PPW price changes in Q3; sequential decline reflects flow through of previously published PPW decreases
- Stable sequential Adjusted Segment EBITDA reflects strong performance and cost control across entire supply chain[1]
- Adjusted Segment EBITDA Margin improved 80 bps from Q2 with gains in both segments[1]
- Seasonally strong cash flow generation

ADJUSTED SEGMENT EBITDA[1] ($ IN MILLIONS)



$708
(63)
(28)
(19)
68
29
13
$708
Q2 FY20
Volume
Price / Mix
Inflation
Productivity / Operations
Non-Recurring Cost Benefits
Outages and M&R
Q3 FY20

1) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix.
2) Non-GAAP Financial Measure. On a GAAP basis, earnings per diluted share were $0.69 in Q3 FY20, $0.98 in Q3 FY19, and $0.57 in Q2 FY20. See Non-GAAP Financial Measures and Reconciliations in the Appendix.

4

WestRock

       Q3 FY20 Corrugated Packaging Results  5      Adjusted Segment EBITDA(1) ($ in millions)    Lower volumes due to COVID-19 impactsProductivity and reduced maintenance outages partially offset by impact of higher recycled fiber costsKapStone synergy run-rate of approximately $150 million at quarter endStrategic capital projects at Florence, SC and Tres Barras, Brazil nearing completion in 2020 and first half of 2021, respectively    THIRD QUARTER    SECOND QUARTER  $ in millions  FY20  FY19  FY20  Net Sales  $2,729  $3,073  $2,883  Adjusted Segment Income(1)  $250  $413  $271  Adjusted Segment EBITDA(1)  $482  $644  $502  % Margin(1)  18.3%  21.7%  18.0%  North American Adjusted Segment EBITDA Margin(1)  19.8%  23.1%  19.0%  Brazil Adjusted Segment EBITDA Margin(1)  23.6%  27.9%  27.7%  -$20  Key SEQUENTIAL Factors  Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix.  N.A. Corrugated Monthly Sequential Per Day Box Shipment Trends

Q3 FY20 CONSUMER PACKAGING RESULTS

$ IN MILLIONS	THIRD QUARTER FY20	THIRD QUARTER FY19	SECOND QUARTER FY20
Net Sales	$1,553	$1,650	$1,616
Adjusted Segment Income[1]	$112	$93	$89
Adjusted Segment EBITDA[1]	$243	$233	$222
% Margin[1]	15.6%	14.1%	13.7%

KEY SEQUENTIAL FACTORS

- Sequential improvement in profitability despite lower sales; 190 bps Adjusted Segment EBITDA Margin increase from Q2[1]
- Demand trends vary across end markets
  - Increased demand in food, foodservice, beverage and healthcare
  - Softness in commercial print, beauty care, cosmetics and high-end spirits
- Mill and Converting network performed well and controlled costs

ADJUSTED SEGMENT EBITDA[1] ($ IN MILLIONS)



+$21
$222
(13)
(20)
14
33
7
$243
Q2 FY20
Volume
Price / Mix
Deflation
Productivity / Operations
Non-Recurring Cost Benefits
Q3 FY20



Consumer Packaging Revenue Mix(2)
MPS Specialty Packaging
27%
Food, Foodservice & Beverage
59%
10%
Specialty SBS
4%
Pulp & Other

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1) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix.
2) Based on Q3 FY20.

WestRock

           Innovative, Sustainable packaging Supported by Automation  7    multiple innovation solutions FOR removing PLASTIC from packaging  GLUE-FREE CANCOLLAR® AND PREMCOLLAR™ FAMILY ON FORTUNA™ PLATFORM  GLUE-FREE CLUSTER-WING™ AND CLUSTERPAK® FAMILY ON WRAP PLATFORM  DUODOZEN® FAMILY ON DUODOZEN® PLATFORM

INNOVATIVE PACKAGING SOLUTIONS
DELIVERING FOR RED BULL AND RAUCH



THE OPPORTUNITY

In support of Red Bull's growth, Rauch is expanding its production to the U.S., requiring a partner to provide high-quality, cost-effective packaging solutions, as well as supply chain assurance.

THE SOLUTION

WestRock supplies the folding carton beverage packaging, corrugated trays and hi-speed packaging machinery to support the new U.S. greenfield site, in addition to Europe.



Red Bull



Red Bull
ENERGY DRINK

LOWER TOTAL COST

- Local supply of materials that enable delivery of carton and corrugated in the same truck
- Optimized equipment solutions to deliver industry-leading efficiency
- Value engineering to support ongoing savings

GROW SALES

- Capacity for ongoing growth
- Global graphics consistency supporting the Red Bull brand
- Flexible packaging machinery to support future evolution in consumer formats

IMPROVE SUSTAINABILITY

- Optimized logistics
- Providing renewable and recyclable packaging

MINIMIZE RISK

- Market-leading machinery
- Local technical service to maintain and support equipment
- Ability to harmonize global supply chain requirements
- Supply chain assurance through WestRock's network of mills and converting plants

8

WestRock

     Westrock partners with domino’s to promote the recyclability of pizza boxes  9  WestRock commissioned study reveals that three billion pizza boxes could be recovered. Go to recycling.dominos.com to learn why pizza boxes are recyclable.

FINANCIAL STRENGTH SUPPORTED BY STRONG CASH FLOW GENERATION AND FLEXIBLE BALANCE SHEET

STRONG CASH FLOW GENERATION

ADJUSTED FREE CASH FLOW HAS EXCEEDED $1 BILLION EACH YEAR SINCE FY16(1)

ADJUSTED FREE CASH FLOW(1)
($ IN BILLIONS)



$1.0
$1.2
$1.5
$1.0
$1.1
FY16
FY17
FY18
FY19
TTM Q3 FY20

LIMITED NEAR-TERM FUNDING NEEDS

MINIMAL NEAR-TERM DEBT MATURITIES

DEBT MATURITY PROFILE(2)
($ IN MILLIONS)



Bonds
Revolvers
$0
$0
$400
$635
FY20
FY21
FY22
FY23

MAINTAINING SIGNIFICANT LIQUIDITY

IN EXCESS OF $3.2 BILLION OF AVAILABLE LONG-TERM COMMITTED LIQUIDITY AND CASH

- Strong access to both public debt and bank debt markets
- Moody's and S&P recently reaffirmed our investment grade rating

FOCUS ON DEBT REDUCTION

REDUCED ADJUSTED TOTAL FUNDED DEBT BY $700 MILLION IN LAST 12 MONTHS(3)

- Committed to returning to targeted leverage range of 2.25x to 2.50x
- Expect additional debt reduction in Q4 FY20
- Pandemic Action Plan expected to provide additional $1 billion of debt reduction by end of FY21

1) Non-GAAP Financial Measure. See Non-GAAP Financial Measures in the Appendix. Adjusted Free Cash Flow equals net cash provided by operating activities minus capital expenditures plus cash restructuring and other costs, net of tax.
2) As of June 30, 2020.
3) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix.

10

WestRock

   The Case for WESTROCK  11  We have the #1 or #2 positions in paper and packaging markets with customers that value differentiation to grow sales and reduce their total costs    We Are a Leader in Attractive Markets  Our commercial approach, KapStone synergies and strategic capital projects are levers unique to WestRock    We Have Multiple Levers to Improve Our Results  We create customized value-added solutions using the broadest portfolio of paper and packaging products    We Provide a Winning Value Proposition  Adjusted Free Cash Flow exceeded $1 billion each year since FY16(1); focused on debt reduction and returning to our target leverage range of 2.25x to 2.50x    We Generate Strong Cash Flows  Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Forward-looking Guidance in the Appendix. Adjusted Free Cash Flow equals net cash provided by operating activities minus capital expenditures plus cash restructuring and other costs, net of tax.

 Appendix  12

 Non-GAAP Financial Measures  Adjusted Earnings Per Diluted ShareWe use the non-GAAP financial measure “adjusted earnings per diluted share,” also referred to as “adjusted earnings per share” or “Adjusted EPS”, because we believe this measure provides our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate our performance since it excludes restructuring and other costs, net, and other specific items that we believe are not indicative of our ongoing operating results. Our management and board of directors use this information to evaluate our performance relative to other periods. We believe the most directly comparable GAAP measure is Earnings per diluted share.Adjusted Operating Cash Flow and Adjusted Free Cash FlowWe use the non-GAAP financial measures “adjusted operating cash flow” and “adjusted free cash flow” because we believe these measures provide our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate our performance relative to other periods because they exclude restructuring and other costs, net of tax, that we believe are not indicative of our ongoing operating results. While these measures are similar to adjusted free cash flow, we believe they provide greater comparability across periods when capital expenditures are changing since they exclude an adjustment for capital expenditures. We believe adjusted free cash flow is also a useful measure as it reflects our cash flow inclusive of capital expenditures. We believe the most directly comparable GAAP measure is net cash provided by operating activities. Adjusted Segment EBITDA and Adjusted Segment EBITDA MarginsWe use the non-GAAP financial measures “adjusted segment EBITDA” and “adjusted segment EBITDA margins”, along with other factors, to evaluate our segment performance against our peers. We believe that investors use these measures to evaluate our performance relative to our peers. We calculate adjusted segment EBITDA for each segment by adding that segment’s adjusted segment income to its depreciation, depletion and amortization. We calculate adjusted segment EBITDA margin for each segment by dividing that segment’s adjusted segment EBITDA by its adjusted segment sales. Leverage Ratio, Net Leverage Ratio, Total Funded Debt and Adjusted Total Funded DebtWe use the non-GAAP financial measures “leverage ratio” and “net leverage ratio” as measurements of our operating performance and to compare to our publicly disclosed target leverage ratio. We believe investors use each measure to evaluate our available borrowing capacity – in the case of “net leverage ratio”, adjusted for cash and cash equivalents. We define leverage ratio as our Total Funded Debt divided by our Credit Agreement EBITDA, each of which term is defined in our credit agreement, dated July 1, 2015. Borrowing capacity under our credit agreement depends on, in addition to other measures, the Credit Agreement Debt/EBITDA ratio or the leverage ratio. As of June 30, 2020, our leverage ratio was 3.21 times. While the leverage ratio under our credit agreement determines the credit spread on our debt, we are not subject to a leverage ratio cap. Our credit agreement is subject to a Debt to Capitalization and Consolidated Interest Coverage Ratio, as defined therein. We define “Adjusted Total Funded Debt” as our Total Funded Debt less cash and cash equivalents. Net Leverage Ratio is the product of Adjusted Total Funded Debt divided by our Credit Agreement EBITDA. As of June 30, 2020, our net leverage ratio was 3.12 times. Forward-looking GuidanceWe are not providing a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure because we are unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort. These items include, but are not limited to, merger and acquisition-related expenses, restructuring expenses, asset impairments, litigation settlements, changes to contingent consideration and certain other gains or losses. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period  13

           Q3 Year OVER YEAR BRIDGES  14  Adjusted Segment EBITDA(1) ($ in millions)  +$10  -$162  -$149  WESTROCK  CORRUGATED  CONSUMER  Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix.

     Westrock Serves Diverse End Market segments  15      N.A. Corrugated Packaging      Consumer Packaging Segment  2) Represents WestRock trailing twelve-month Q3 FY20 sales of converted shipments and paperboard shipped to end markets.

           Comprehensive portfolio driving enterprise sales growth  16    Broadest Portfolio of SUSTAINABLE Paper Grades and Packaging Solutions  SBS  URB  CRB  CNK®    White Top Linerboard    Recycled Linerboard / Medium    Semi-Chemical Medium    Kraft Paper    Virgin Linerboard / Medium    Customers buying more than $1 million from each segment  102  160    Net Sales to Customers Buying More than $1 Million from Each Segment  $4.7  $7.5

 17  Mill Maintenance Schedule(1)  (tons in thousands)    Q1  Q2  Q3  Q4  Full Year  FY20 Maintenance  110  87  21  100  318  FY19 Maintenance  50  99  94  34  277  North American Corrugated Packaging    Q1  Q2  Q3  Q4  Full Year  FY20 Maintenance  36  18  0  12  66  FY19 Maintenance  17  42  54  0  113  Consumer Packaging  Q4 and full-year FY20 amounts are forecasts.

KEY COMMODITY ANNUAL CONSUMPTION VOLUMES

Approx. FY20 Annual Consumption Volumes

Commodity Category	Volume
Recycled Fiber (tons millions)	5.4
Wood (tons millions)	41
Natural Gas (MMBTU)	88
Electricity (kwh billions)	6.1
Polyethylene (lbs millions)	44
Caustic Soda (tons thousands)	232
Starch (lbs millions)	574

Sensitivity Analysis

Category	Increase in Spot Price	Approx. Annual EPS Impact
Recycled Fiber (tons millions)	+$10.00 / ton	($0.16)
Natural Gas (MMBTU)	+$0.25 / MMBTU	($0.06)
FX Translation Impact	+10% USD Appreciation	($0.05)

WestRock

18

19  Shipment Data  Includes 59 days of KapStone.Combined North America, Brazil and India shipments.

 20  Adjusted Net Income and Adjusted Earnings Per Diluted Share Reconciliation  The GAAP results for Pre-Tax, Tax, Net of Tax and EPS are equivalent to the line items "Income before income taxes", "Income tax expense“, "Consolidated net income“ and “Earnings per Diluted Share”, respectively, as reported on the statements of income.The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is depreciation and amortization.The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is primarily interest income.

 21  Adjusted Net Income and Adjusted Earnings Per Diluted Share Reconciliation  The GAAP results for Pre-Tax, Tax, Net of Tax and EPS are equivalent to the line items "Income before income taxes", "Income tax expense“, "Consolidated net income“ and “Earnings per Diluted Share”, respectively, as reported on the statements of income.The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is depreciation and amortization.The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is interest income.

 22  Adjusted Net Income and Adjusted Earnings Per Diluted Share Reconciliation  The GAAP results for Pre-Tax, Tax, Net of Tax and EPS are equivalent to the line items "Income before income taxes", "Income tax expense“, "Consolidated net income“ and “Earnings per Diluted Share”, respectively, as reported on the statements of income.The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is depreciation and amortization.

 23  Adjusted Operating Cash Flow and Free Cash Flow Reconciliation

 24  Adjusted Segment Sales, Adjusted Segment EBITDA and Adjusted Segment Income(1)  Segment EBITDA Margins are calculated using Segment / Net sales, Corrugated Packaging and Consumer Packaging Adjusted Segment EBITDA Margins are calculated using Adjusted Segment Sales; the Consolidated Adjusted Segment EBITDA Margin is calculated using Segment / Net sales.Segment income includes pension and other postretirement income (expense).See the Adjusted Net Income table on slide 20 for adjustments.

 25  Corrugated Packaging Adjusted Segment EBITDA(1)  Segment EBITDA Margins are calculated using Segment sales and Adjusted Segment EBITDA Margins are calculated using Adjusted Segment Sales.The “Other” column includes our Victory Packaging and India corrugated operations.Segment income includes pension and other postretirement income (expense).See the Adjusted Net income table on slide 20 for adjustments.

 26  Adjusted Segment Sales, Adjusted Segment EBITDA and Adjusted Segment Income(1)  Segment EBITDA Margins are calculated using Segment / Net sales, Corrugated Packaging and Consumer Packaging Adjusted Segment EBITDA Margins are calculated using Adjusted Segment Sales; the Consolidated Adjusted Segment EBITDA Margin is calculated using Segment / Net sales.Segment income includes pension and other postretirement income (expense).See the Adjusted Net Income table on slide 21 for adjustments.

 27  Corrugated Packaging Adjusted Segment EBITDA(1)  Segment EBITDA Margins are calculated using Segment sales and Adjusted Segment EBITDA Margins are calculated using Adjusted Segment Sales.The “Other” column includes our Victory Packaging and India corrugated operations.Segment income includes pension and other postretirement income (expense).See the Adjusted Net income table on slide 21 for adjustments.

 28  Adjusted Segment Sales, Adjusted Segment EBITDA and Adjusted Segment Income(1)  Segment EBITDA Margins are calculated using Segment / Net sales, Corrugated Packaging and Consumer Packaging Adjusted Segment EBITDA Margins are calculated using Adjusted Segment Sales; the Consolidated Adjusted Segment EBITDA Margin is calculated using Segment / Net sales. Segment income includes pension and other postretirement income (expense).See the Adjusted Net Income table on slide 22 for adjustments.

 29  Corrugated Packaging Adjusted Segment EBITDA(1)  Segment EBITDA Margins are calculated using Segment sales and Adjusted Segment EBITDA Margins are calculated using Adjusted Segment Sales.The “Other” column includes our Victory Packaging and India corrugated operations.Segment income includes pension and other postretirement income (expense).See the Adjusted Net Income table on slide 22 for adjustments.

 30  Reconciliation of Net Income to Adjusted Segment EBITDA  Schedule adds back expense or subtracts income for certain financial statement and segment footnote items to compute segment income, Segment EBITDA and Adjusted Segment EBITDA.Segment income includes pension and other postretirement income (expense).See the Adjusted Net Income tables on slides 20, 21, and 22 for adjustments.

 31  TTM Credit Agreement EBITDA  Total Debt, Funded Debt and Leverage Ratio  Additional Permitted Charges includes among other items, $123 million, $131 million and $147 million of restructuring and other costs in the periods TTM June 30, 2020, TTM March 31, 2020 and TTM June 30, 2019, respectively, as well as $224 million of EBITDA of acquired companies in the period TTM June 30, 2019.

 32  Net Debt